Exhibit 10.1

CREDIT FACILITY AGREEMENT

THIS CREDIT FACILITY AGREEMENT (the “Agreement”), dated as of October 2, 2014 (the “Effective Date”), is entered into by and between Flux Power Holdings, Inc., a Nevada corporation (the “Company”), and Leon Frenkel, an individual (the “Lender”).

WHEREAS, the Company has requested that Lender make available to the Company a credit facility in a maximum principal amount at any time outstanding of up to Five Hundred Thousand dollars ($500,000), the proceeds of which shall be used by the Company for working capital purposes; and

WHEREAS, Lender is willing to advance funds to the Company upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Lender hereby agree as follows:

1.          Credit Facility.

(a)           At the sole discretion of the Lender, and subject to the terms and conditions of this Agreement, the Lender hereby agrees to extend credit (the “Advances”) to the Company from time to time from the date hereof until terminated by the parties as provided in the Secured Convertible Promissory Note, dated the date hereof (the “Note”), in the form attached hereto as Exhibit A, and secured by all the assets of the Company as provided in the Security Agreement dated the date hereof (the “Security Agreement”), in the form attached hereto as Exhibit C, the terms of both of which are incorporated herein by this reference. All Advances shall be made pursuant the terms and obligations set forth in the Note.

(b)           For the purposes of the Advances, subject to the limitations, terms and conditions set forth in the Note and subject to the sole discretion of the Lender, the Company may, from time to time, prior to the Due Date (as defined in the Note) draw down on the Note by giving notice to the Lender of the amount to be requested to be drawn down.

(c)           All Advances shall be used by the Company solely for working capital purposes.

(d)           This Agreement, Note, and Security Agreement, together with all of the other agreements, documents, and instruments heretofore or hereafter executed in connection therewith or with the Loan to be made under this Agreement, as the same may be amended, supplemented or modified from time to time, shall collectively be referred to herein as the “Loan Documents.”

2.          Interest Rate and Fees. Interest and fees shall accrue and be payable on the Advances as set forth in the Note.

3.          Warrant. In consideration of Lender’s commitment to provide the Advances to the Company, the Company shall issue a warrant to Lender in the form attached hereto as Exhibit B (the “Warrant”).

4.          Representations and Warranties of the Company. As a material inducement to the Lender to enter into and execute this Agreement and to perform its covenants, agreements, duties and obligations hereunder, and in consideration therefore, the Company hereby makes the following representations and warranties, each of which (a) is material and is being relied upon by the Lender as a material inducement to enter into this Agreement, and (b) is true at and as of the date hereof.

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4.1           Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Note and the Warrant, the sale and issuance of the Note, the Warrant and the shares issuable upon conversion of the Note and exercise of the Warrant and the performance of the Company's obligations hereunder and under the Note and the Warrant has been taken. The Company has the requisite corporate power to enter into the Loan Documents and carry out and perform its obligations under the terms of the Loan Documents. The Company will have the requisite corporate power to issue and sell the Note and the Warrant, and shares of Common Stock issued upon conversion or exercise of the Note and the Warrant (collectively, the “Securities”). The Loan Documents have been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2           Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

4.3           Delivery of SEC Documents; Business. The Company has made available to the Lender through the Securities and Exchange Commission’s (“SEC”) EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and Form 10-Q for the quarter ended March 31, 2014, and all other reports filed by the Company pursuant to the Exchange Act since the filing of the Form 10-Q for the quarter ended March 31, 2014, and prior to the date hereof (collectively, the “SEC Documents”). The Company is engaged in all material respects only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description of the business of the Company in all material respects.

4.4           No Conflict with Other Instruments. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities to be sold by the Company under this Agreement and the consummation of the actions contemplated by this Agreement will not (a) result in any violation of, be in conflict with, or constitute a material default under, with or without the passage of time or the giving of notice (i) any provision of the Company’s Articles of Incorporation, as amended, or Bylaws, as amended (or similar governing documents), (ii) any provision of any judgment, arbitration ruling, decree or order to which the Company is a party or by which the Company is bound, or (iii) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company is a party or by which the Company or its properties is bound, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

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4.5           Capitalization. As of September 11, 2014, the authorized capital stock of the Company consists of (a) 145,000,000 shares of Common Stock, of which (i) 93,274,113 shares are issued and outstanding, (b) 32,791,320 shares are reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities, and (c) 5,000,000 shares of preferred stock, none of which are outstanding or reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities. Except as disclosed in the Company SEC Documents and set forth in the Company’s Articles of Incorporation, as amended and contemplated in the Transaction Documents, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities.

4.6           Valid Issuance of Securities. The Note and the Warrant, and shares of Common Stock issued upon conversion or exercise of the Note and the Warrant, when issued in compliance with the provisions of this Agreement, the Note, and the Warrant will be validly issued and will be free of any liens or encumbrances provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion or exercise of the Note and the Warrant.

4.7           Litigation. Except as set forth in the Company SEC Documents, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect, or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into such Agreement and perform its obligations hereunder. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other governmental body. For the purpose of this Agreement “Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company, or (ii) material and adverse impairment of the Company’s ability to perform its obligations under any of the Loan Documents.

4.8           Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

4.9           No Material Changes. Except as disclosed in the Company SEC Documents, since September 11, 2014, there has not been any material change that has had a Material Adverse Effect.

4.10         Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

4.11         No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its own or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”)) in connection with the offer or sale of the Securities.

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4.12         Placement Agent. The Company has retained Security Research Associates Inc. (“SRA”), on a best-efforts basis, as its placement agent for the placement of debt.. The Company will pay to SRA for services rendered in conjunction with this debt financing in the amount of Five percent (5%) of the gross proceeds raised and a warrant for the purchase of the Common Shares. The number Common Shares subject to the warrant will equal five percent (5%) of the aggregate gross proceeds from the Note received by the Company from the Lender divided by Twenty Cents ($0.20) per share. The warrant will have a term of three (3) years and will include cashless exercise provisions as well as representations and warranties that are customary and standard in warrants issued to placement agents or underwriters. The exercise price will equal Twenty Cents ($0.20). The Company also agrees to reimburse SRA periodically, upon request, or upon termination of SRA’s services, for SRA’s expenses incurred in connection with SRA’s financial advisory services, including fees and expenses of legal counsel, travel expenses and printing. All such non-accountable fees and expenses for the debt offering shall not exceed a combined aggregate amount of One Thousand Dollars ($1,000).

4.13         Conflict of Interest. Mr. Collins is an Executive Chairman of the Company and spends a substantial amount of time on the affairs of the Company. In addition, Mr. Collins is the President, CEO and Founder of KleenSpeed Technologies Inc. (“KleenSpeed”). Mr. Collins has invested and advanced more than one million dollars in and to KleenSpeed during the past six years and is the largest of approximately 50 shareholders. Mr. Collins, as CEO of KleenSpeed, negotiated with the Company the non-binding letter of intent (“LOI”) for the proposed acquisition of KleenSpeed by the Company (“Acquisition”) as more fully described in the Company Form 8-K filed with the SEC on June 27, 2013. Mr. Collins is also the President and CEO of SRA, the investment banking firm that the Company has engaged as the placement agent to assist with its private placement. Therefore, Mr. Collins will benefit financially from the compensation derived by SRA from this Loan and other private placements in which SRA assists with, as well as the receipt of shares from the Company if and when the contemplated Acquisition of KleenSpeed is completed and the recovery of advances he has made to KleenSpeed. Mr. Collins has solicited the advice of other partners in SRA as to the structure and terms of the Company’s financing.

5.          Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company as follows

5.1           Organization, Authority If the Lender is an entity, such Lender is a corporation, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Lender of the Securities hereunder has been, to the extent such Lender is an entity, duly authorized by all necessary corporate, partnership or other action on the part of such Lender. This Agreement has been duly executed and delivered by such Lender and constitutes the valid and binding obligation of such Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2           Investment Representations. In connection with the sale and issuance of the Securities, the Lender makes the following representations:

(a)          Investment for Own Account. The Lender is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Lender has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

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(b)          SEC Documents; Disclosure Materials. The Lender has received, read and fully understands the SEC Documents and the Disclosure Material. The Lender acknowledges that the Lender is basing its decision to invest in the Securities on the Disclosure Material and the exhibits thereto and has relied only on the information contained in said material and has not relied upon any representations made by any other person. The Lender recognizes that an investment in the Securities involves substantial risks and is fully cognizant of and understands all of the risk factors related to the purchase of the Securities, including but not limited to, those risks set forth in the section of the SEC Documents and Disclosure Materials entitled “RISK FACTORS.”

(c)          Lender Status. At the time such Lender was offered the Securities, it was, at the date hereof it is, and on the date which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Lender is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Such Lender is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act or a member of FINRA, or an entity engaged in the business of being a broker dealer.

(d)          Representations and Reliance. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein, and in the Investor Suitability Questionnaire to determine the applicability of such exemptions and the suitability of the Lender to acquire the Securities. All information which the Lender has provided to the Company, including but not limited to, all information given herein and in the Investor Suitability Questionnaire or otherwise, concerning itself, investor status, address, residence, financial position and knowledge and experience of financial and business matters are correct and complete, and that if there should be any material change in such information, the Lender will immediately provide the Company with such information. The Lender will promptly notify the Company of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

(e)          Restricted Securities. The Lender understands that the Securities the Lender is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Lender is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Lender also acknowledges that the Company was a former “shell company” (as defined in Rule 12b-2 under the Exchange Act) and as such the Lender understands Rule 144 is not currently available for the sale of the Securities and may never be so available.

(f)          Transfer Restrictions, Legends. The Lender understands that (i) the Securities have not been registered under the Securities Act, (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Lender, and that the Securities must be held by the Lender indefinitely and that the Lender must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) each Certificate representing the Securities will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Securities have been registered for resale by the Lender, or (2) the date the Securities are eligible for sale under Rule 144.

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(g)          Limited Public Market. The Lender understands and acknowledges that there is only a limited public market for the Common Stock on the OTCQB, and which market is very volatile, and the Company has made no assurances that a broader or more active public trading market for the Common Stock will ever exist.

(h)          No Transfer. The Lender covenants not to dispose of any of the Securities other than in conjunction with an effective registration statement under the Securities Act, or in compliance with Rule 144 or pursuant to another exemption from registration, or to an entity affiliated with the Lender, other than in compliance with the applicable securities regulations laws of any state.

(i)          Investment Experience. Lender acknowledges that the Lender is able to bear the economic risk of the Lender’s investment, including the complete loss thereof. The Lender has a preexisting personal or business relationship with the Company or one or more of its officers, directors or other persons in control of the Company, and the Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(j)          Financial Sophistication; Due Diligence. The Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Lender has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company’s SEC Documents. Further, the Lender has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment and the business and affairs of the Company as the Lender considers necessary in order to form an investment decision.

(k)          General Solicitation. The Lender is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Lender was first contacted by the Company or either of the Agents, such Lender had a preexisting and substantial relationship with the Company or one of the Agents. The Lender will not issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company. Other than to other parties to this Agreement, the Lender has maintained and will continue to maintain the confidentiality of all disclosures made to Lender in connection with this transaction, including the existence and terms of this transaction.

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5.3           No Investment, Tax or Legal Advice. The Lender understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Lender in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Lender has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

5.4           Disclosure of Information. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. The Lender has reviewed the documents publicly filed by the Company with the SEC and has read and understands the risk factors disclosed therein. The Lender has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Lender is solely responsible for conducting its own due diligence investigation of the Company.

5.5           Additional Acknowledgement. The Lender acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. The Lender acknowledges that, if it is a client of an investment advisor registered with the SEC, the Lender has relied on such investment advisor in making its decision to purchase Securities pursuant hereto.

5.6           No Short Position. As of the date hereof, and from the date hereof through the date of the closing, the Lender acknowledges and agrees that it does not and will not (between the date hereof and the date of the closing) engage in any short sale of the Company’s voting stock or any other type of hedging transaction involving the Company’s securities (including, without limitation, depositing shares of the Company’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Company’s securities).

6.          Additional Covenants.

6.1           Confidential Information. The Lender covenants that it will maintain in confidence the receipt and content of any information provided in connection with this Agreement until such information (a) becomes generally publicly available other than through a violation of this provision by the Lender or its agents, or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process) provided, however, that before making any disclosure in reliance on this Section 6.1, the Lender will give the Company at least 15 days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and the Lender will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to ensure that confidential treatment will be accorded any non-public information so furnished provided further, that notwithstanding the Lender’s agreement to keep such information confidential, the Lender makes no such acknowledgement that any such information is material, non-public information.

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6.2           Transfer Restrictions. The Lender covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or at such time that the Securities may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. The Lender agrees to the imprinting of the restrictive legend in substantially the form set forth in Section 5.2(f).

7.          Notices. All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent by reputable overnight courier or sent via facsimile (with confirmation of receipt) or by electronic mail, in each case addressed to the particular party at:

If to the Company:	Flux Power Holdings, Inc.
985 Poinsettia Avenue, Suite A
Vista, California 92081
Attn: Chief Executive Officer

If to Lender:	Leon Frenkel
401 E. City Line Ave., Suite 528
Bala Cynwyd, PA 19004

or at such other address of which any party may, from time to time, advise the other party by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery, facsimile or email (with confirmation) thereof.

8.          Entire Agreement. This Agreement, the Loan Documents and the other agreements entered into in connection herewith supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

9.          Successors. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

10.        Headings. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

11.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions.

12.        Delay, Etc. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party, nor be construed to be a waiver of any such right, power or remedy, nor constitute any course of dealing or performance hereunder.

13.        Costs and Attorneys’ Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party’s costs, including, without limitation, the court costs and reasonable attorneys’ fees incurred therein, including any and all appeals or petitions therefrom.

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14.        Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by the parties hereto.

15.        Agreement in Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. A signature transmitted by facsimile or other electronic means shall have the same effect as an original signature.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement effective as of the date first above written.

COMPANY:

Flux Power Holdings, Inc.

By:	/s/ Ronald Dutt
Name:	Ronald Dutt
Title:	Chief Executive Officer and Interim Chief
Financial Officer

LENDER:

By:	/s/ Leon Frenkel
Name:	Leon Frenkel

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EXHIBIT A

SECURED CONVERTIBLE PROMISSORY NOTE

SECURED CONVERTIBLE PROMISSORY NOTE

US $500,000	October 2, 2014

Pursuant to the terms of the Credit Facility Agreement by and between Flux Power Holdings, Inc., a Nevada corporation (the “Company”), and Leon Frenkel, an individual (the “Lender”), dated as of the date hereof (the “Credit Facility Agreement”), the Company HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Lender, the aggregate unpaid principal amount of all advances (the “Advances”) made by Lender to the Company under the terms of this Note, up to a maximum principal amount of Five Hundred Thousand Dollars ($500,000), of which certain amounts have already been advanced as set forth on Attachment A hereto. The Company shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of this Note. Subject to conversion provision of this Note, the entire principal amount and all accrued interest shall be due and payable two (2) years from September 19, 2014 (the “Due Date”), unless such Due Date is extended by the Lender in writing, is earlier prepaid as herein provided, or is earlier converted as provided in Section 4 hereof. All payments under this Note shall be made only in lawful money of the United States of America, at such place as the Lender hereof may designate in writing from time to time. Payment shall be credited first to the accrued interest then due and payable and the remainder to principal.

1.          Advances. Lender shall, at its sole discretion, provide Advances in increments of up to One Hundred Fifty Thousand Dollars ($150,000), hereunder so long as the total of all unpaid Advances at the time of such request does not exceed Five Hundred Thousand Dollars ($500,000) (the “Maximum Amount”). The Lender agrees to provide the first Advance of $150,000 to the Company upon execution of this Note. If, at any time or for any reason, the amount of Advances pursuant to this Note owed by the Company to Lender exceeds the Maximum Amount, the Company shall immediately pay to Lender, in cash, the amount of such excess. Lender is hereby authorized to record the date and amount of each Advance on the grid attached hereto as Attachment A and incorporated herein and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

2.          Interest. Interest shall accrue on each Advance from and after the date of disbursement of such advance at an annual rate of eight percent (8%) (the “Interest Rate”). The Interest Rate shall be payable on each anniversary of the date of this Note.

3.          Prepayment. Except for that portion of the outstanding principal, accrued but unpaid interest and/or Late Charges (as defined below) for which the Company has received a Conversion Notice in accordance with Section 4, this Note may be prepaid in part (or in full) at any time prior to the Due Date (except as expressly provided herein), and from time to time, without premium or penalty, and without the prior consent of the Lender hereof, on the conditions that (a) the Company shall concurrently pay all accrued but unpaid interest on the amount of principal outstanding at the time of each prepayment and any Late Charges then due, and (b) the Company shall provide Lender with thirty (30) days' prior written notice (“Prepayment Notice”) of the amount of the prepayment. If the Lender does not receive the stated prepayment within thirty (30) days after receipt of the Notice of Prepayment, such nonpayment shall constitute a Default under this Note and such Notice of Prepayment shall be of no further force or effect.

4.          Conversion.

(a)           At the election of Lender, all or any portion of the outstanding principal, accrued but unpaid interest and/or Late Charges may be converted (a “Conversion”) into shares of the Company’s Common Stock (“Shares”) at any time after the date hereof at a Conversion price of Twelve Cents ($0.12) per share (the “Conversion Price”).

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(b)           To effect a Conversion of this Note, the Lender shall deliver a written request to convert all or a portion of the outstanding principal, accrued but unpaid interest and/or Late Charges (“Conversion Notice”) to the Company at its principal office, together with this Note. At its expense, the Company shall, as soon as reasonably practicable, cause the transfer agent to issue and deliver to the Lender at the Company's principal office, or at such other place designated by the Lender, a certificate (“Certificate”) evidencing such shares to which the Lender is entitled upon such Conversion.

(c)           Conversion shall be deemed to be effective on the date the Company receives the original Conversion Notice (“Conversion Date”). Thereafter, the Lender shall be treated for all purposes as the record holder of such shares as of the Conversion Date.

(d)           No fractional shares will be issued in connection with any Conversion hereunder.

(e)           All shares which may be issued upon the exercise of the rights represented by this Note will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. During the period within which the conversion rights represented by this Note may be exercised, the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise of the conversion rights evidenced by this Note, a sufficient number of shares of Common Stock, to provide for the exercise of the conversion rights represented by this Note.

(f)            Beneficial Ownership Restrictions. In no event shall the Lender be entitled to exercise any portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by the Lender at such time, would result in the Lender beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Lender providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the Lender would like to waive this Section 4(f) with regard to any or all shares of Common Stock issuable upon conversion or exercise of this Note, this Section 4(f) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

5.          Adjustments. The number and kind of shares issuable upon conversion of this Note and the Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)           In case of any reclassification or change of outstanding shares issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding shares issuable upon conversion of this Note), or in case of any sale of all, or substantially all, of the Company’s assets, the Company shall, as condition precedent to such transaction, execute a new Note, or cause such successor or purchasing corporation, as the case may be, to execute a new Note, substantially in the form, and with the terms, conditions and provisions of this Note, and providing that the Lender of this Note shall have the right to convert such new Note, and upon such conversion to receive in lieu of each share theretofore issuable upon exercise of this Note, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of the Company’s Common Stock. Such new Note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section shall similarly apply to successive reclassifications, changes, mergers and sales of assets.

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(b)           If Company, at any time while this Note remains outstanding. subdivides or combines its Common Stock, the Conversion Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

(c)           Whenever the Conversion Price shall be adjusted pursuant to this Section, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Conversion Price after giving effect to such adjustment, and shall cause such certificate to be mailed by first class mail, postage prepaid, to the Lender.

6.          Guaranty. Pursuant to the terms of a Guaranty between the Lender and the Flux Power, Inc., a California corporation and wholly-owned subsidiary of the Company (“Flux Power”), in substantially the form attached hereto as Attachment 1, the indebtedness of the Company as evidenced by this Note shall be guaranteed by Flux Power.

7.          Rights of Lender. The Lender shall not be entitled to vote or receive dividends, or be deemed the record owner of shares which may at any time be issuable on the Conversion hereof for any purpose, nor shall anything contained herein be construed to confer upon the Lender, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors, or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Note shall have been converted and the shares issuable upon the Conversion hereof shall have become deliverable, as provided herein.

8.          Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a)           The non-payment of any principal and/or interest due and owing to the Lender under this Note and such failure to make payment shall continue for a period of five (5) days or longer from the due date; or

(b)           Violation by the Company of any covenant or obligation contained in the Credit Facility Agreement or the Note, or breach of any representation or warranty contained in the Credit Facility Agreement or herein; or

(c)           The Company (i) admits in writing its inability to pay its debts as they become due, (ii) files a petition under any chapter of the Federal Bankruptcy Code or similar law, state or federal, not or hereafter existing, (iii) makes an assignment for the benefit of its creditors, or (iv) is adjudged a bankrupt or insolvent.

Upon occurrence of an Event of Default, the Lender shall notify the Company in writing. If the Event of Default is not cured within ten (10) days after the giving of such notice of default, the Company shall be deemed to be in default under this Agreement (a “Default”).

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9.          Default and Acceleration. Upon the occurrence of a Default as set forth in Sections 3 and/or 8, at the option of the Lender hereof (i) the entire outstanding principal balance, all accrued but unpaid interest and/or Late Charges at once shall become due and payable upon written notice to the Company, and (ii) the Lender may pursue all other rights and remedies available under this Note or by law.

10.        Default Rate of Interest. Upon the occurrence of a Default, the Company promises to pay interest on the outstanding principal balance of this Note, together with all accrued but unpaid, interest and Late Charges, at a rate of interest equal to eighteen percent (18%) per annum (“Default Rate”).

11.        Late Charge. If the Company shall fail to make any payment due under this Note, within five (5) days after the date the same is due and payable, the Lender, at its option, may require the payment of a late charge (“Late Charge”) in the amount of two percent (2%) of the delinquent sum.

12.        Early Discharge. Upon Conversion of this Note in full, the outstanding principal balance and all accrued but unpaid interest and Late Charges which are converted as provided herein, shall be fully discharged and the Note shall be cancelled and surrendered to the Company.

13.        Remedies Cumulative. The rights or remedies of the Lender as provided in this Note, and any instrument securing payment of this Note, shall be cumulative and concurrent and may be pursued at the sole discretion of the Lender singularly, successively or together against the Company. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

14.        Forbearance. Any forbearance of the Lender in exercising any right or remedy hereunder or under the Credit Facility Agreement, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the Lender's right to either require prompt payment when due of all other sums payable hereunder or to declare a Default for failure to make prompt payment. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

15.        Application of Payments. All payments made on this Note shall be applied first to any collection costs the Lender may have incurred by procuring the Company’s performance hereunder, then to payment of the Late Charges, then to payment of accrued but unpaid, interest and the remainder of all such payments shall be applied to the reduction of the outstanding principal balance on this Note.

16.        Costs and Expenses. The Company shall reimburse Lender for all actual attorneys’ fees, costs and expenses arising from and after the date hereof, incurred by Lender in connection with the enforcement of Lender’s rights under this Note and each of the documents referred to therein, including, without limitation, actual attorneys’ fees, costs and expenses for trial, appellate proceedings, out of court negotiations, workouts and settlements, or for enforcement of rights under any state or federal statute, including, without limitation, actual attorneys’ fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as, but not limited to, in connection with seeking relief from stay in a bankruptcy proceeding. The term “expenses,” as used herein, means any expenses incurred by Lender in connection with any of the out of court, state, federal or bankruptcy proceedings referenced above, including but not limited, to the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by Lender in connection therewith. Lender shall also be entitled to its attorneys’ fees, costs and expenses incurred in any post judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Note into any judgment on this Note.

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17.        Usury. In the event the interest provisions hereof, any exactions provided for herein or in the Credit Facility Agreement, shall result in an effective rate of interest which exceeds the limit of the usury or any other applicable law, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon the outstanding principal balance of this Note immediately upon receipt of such moneys by the Lender, and any such amount in excess of such outstanding principal balance shall be returned to the Company.

18.        Severance. Whenever possible, each provision of the Note shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. However, if any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

19.        No Amendment or Waiver Except in Writing. This Note may be amended or modified only by a writing duly executed by the Company and Lender, which expressly refers to this Note and the intent of the parties so to amend this Note. No provision of this Note will be deemed waived by Lender, unless waived in writing executed by Lender, which expressly refers to this Note, and no such waiver shall be implied from any act or conduct of Lender or any omission by Lender to take action with respect to any provision of this Note. No such express written waiver shall affect any other provision of this Note or cover any default or time period or event, other than the matter as to which an express written waiver has been given. The Company may not assign or delegate this Note without the prior written consent of Lender.

20.        Governing Law. The Company and Lender each: (i) acknowledge and agree that, in any suit, action or proceeding under this Note, the courts of the Commonwealth of Pennsylvania or the courts of the United States District Court for the Eastern District of Pennsylvania shall have the exclusive jurisdiction thereof, (ii) consent to the jurisdiction of such court, and (iii) consent to and waives any objection which they now has or may hereafter have to proper venue existing in any of such courts. The Note shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law.

21.        No Benefit. Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note, or under or by virtue of any provision herein.

22.        Agreement in Counterparts; Facsimile Signatures. This Note may be executed in several counterparts and all so executed shall constitute one Note, binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. A signature transmitted by facsimile or other electronic means shall have the same effect as an original signature.

23.        Notices. Notices under this Note shall be in writing and shall be valid and sufficient if transmitted as provided in the Credit Facility Agreement.

24.        Miscellaneous.

(a)           The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

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(b)          References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

(c)          References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

(d)          Any captions and headings are for convenience of reference only and shall not affect the construction of this Note.

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IN WITNESS WHEREOF, the undersigned duly authorized officer of the Company has executed this Note as of the date first set forth above.

Company

Flux Power Holdings, Inc.,
a Nevada corporation

By:	/s/ Ron Dutt
Name:	Ron Dutt
Title:	Chief Executive Officer and Interim Chief
Financial Officer

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ATTACHMENT A

SCHEDULE OF ADVANCES

Date of Advance	Amount Advanced	Amount Repaid	Amount Available

September 19, 2014	$50,000	$0	$450,000
October 2, 2014	$50,000	$0	$400,000

ATTACHMENT 1

GUARANTY

GUARANTY

THIS GUARANTY (“Guaranty”) is made and given by Flux Power, Inc., a California corporation (the “Guarantor”) to Leon Frenkel, an individual (“Lender”) and is entered into effective as of October 2, 2014 (the “Effective Date”).

RECITALS

WHEREAS, Flux Power Holdings, Inc., a Nevada corporation and parent of the Guarantor (“Borrower”) and the Lender entered into a certain Credit Facility Agreement dated as of even date pursuant to which the Borrower issued a Secured Convertible Promissory Note for up to $500,000 in favor of the Lender (the “Note”); and this Guaranty is also an exhibit to such Note; and

WHEREAS, in consideration for and as a condition of Lender agreeing to loan monies to Borrower as evidenced by the Note, Lender is requesting that the Guarantor guaranty Borrower’s obligation and performance under the Note, and Guarantor is willing to grant such guaranty pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, stipulated and agreed, Guarantor hereby agrees as follows:

1.            Guaranteed Obligations. At any time after the Effective Date, should an “Event of Default” as defined in the Note occur, Guarantor agrees to be jointly and severally liable along with Borrower for any and all such amounts owed under the Note.

2.            Lender’s Rights. The rights and remedies of Lender hereunder or as otherwise provided by law are cumulative and the exercise of any one or more of those rights or remedies will not be construed as a waiver of any of the other rights or remedies of Lender. No delay or omission of Lender under this Guaranty in exercising any right or power arising from any Event of Default will prevent Lender from exercising that right or power if the Event of Default continues. No waiver of an Event of Default, whether full or partial, by Borrower will be taken to extend to any subsequent default, or to impair the rights of Lender in respect of the Note. The giving, taking or enforcement of security, collateral or guarantee for the payment or discharge of the Note will in no way operate to prejudice, waive or affect this Guaranty or any rights, powers or remedies exercised hereunder.

3.            Continuing Guaranty. This Guaranty will be a continuing guaranty and will terminate only upon full payment of all amounts and all other sums due and payable in connection with the Note and the performance of all of the terms, covenants, and conditions required to be kept, observed, or performed in connection with the Note.

4.            Waivers. Guarantor waive all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty. In addition, Guarantor waives any right to require Lender to proceed first against Borrower.

5.            Assigns. Guarantor may not assign this Guaranty without the prior written consent of Lender. Lender may, without notice, assign this Guaranty along with the Note in whole or in part.

6.            Governing Law; Venue. The Guarantor and Lender each: (i) acknowledge and agree that, in any suit, action or proceeding under this Note, the courts of the Commonwealth of Pennsylvania or the courts of the United States District Court for the Eastern District of Pennsylvania shall have the exclusive jurisdiction thereof, (ii) consent to the jurisdiction of such court, and (iii) consent to and waives any objection which they now has or may hereafter have to proper venue existing in any of such courts. This Guaranty shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law.

7.            Attorneys Fees. Guarantor will pay all reasonable attorneys’ fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty.

8.            Indemnification. Guarantor agree to indemnify and hold harmless Lender with respect to all claims, demands, losses, costs, expenses, liabilities and damages, including but not limited to, interest, penalties, and reasonable attorney fees and amounts paid in settlement, which Lender may directly or indirectly incur or suffer by reason of, or which results, arises out of or is based upon any failure by Guarantor to perform in connection herewith.

9.            Amendment and Modification. No amendment or waiver of any provision of this Guaranty nor consent to any departure from the terms of this Guaranty by the Guarantor will in any event be effective unless the same will be in writing and signed by Lender and Guarantor, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

10.           Notices. All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent by reputable overnight courier or sent via facsimile (with confirmation of receipt) or by electronic mail, in each case addressed to the particular party at:

If to the Guarantor:	Flux Power, Inc.
985 Poinsettia Avenue, Suite A
Vista, California 92081
Attn: Chief Executive Officer

If to Lender:	Leon Frenkel
401 E. City Line Ave., Suite 528
Bala Cynwyd, PA 19004

11.           Termination. This Guaranty will only terminate upon full satisfaction of the Note. Such satisfaction shall be evidenced by a writing signed by Lender.

IN WITNESS WHEREOF, the undersigned have duly executed this Guaranty as of the date first written above.

GUARANTOR:

Flux Power, Inc.

By:	/s/ Ronald Dutt
Name:	Ronald Dutt
Title:	Chief Executive Officer

LENDER:

By:	/s/ Leon Frenkel
Name:	Leon Frenkel

EXHIBIT B

WARRANTS

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

FLUX POWER HOLDINGS, INC.

WARRANT CERTIFICATE

Original Date of Issuance: October 2, 2014	No.: W-084

THIS WARRANT CERTIFICATE is given in connection with the Credit Facility Agreement dated October 2, 2014 (“Agreement”) , by and between Flux Power Holdings, Inc., a Nevada corporation (the “Issuer”), and Leon Frenkel, an individual.

This Warrant Certificate (“Warrant Certificate”) certifies that for value received, Leon Frenkel, an individual, or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), the number of Warrants (“Warrants”) as determined below, each of which entitles the Holder thereof to purchase during the term, one fully paid and non-assessable share of common stock, $.001 par value per share, of the Issuer, at an exercise price per share equal to $0.20 (the “Warrant Price”), as may be adjusted, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant Certificate and not otherwise defined herein shall have the respective meanings specified in Section 6 hereof.

The number of Warrants that Holder will be entitled to will be based on the following formula:

Warrants = (A/0.12) x 100%

A =         the aggregate amount of Advances (irrespective of any prepayments by the Company) made under the October 2, 2014 Secured Convertible Promissory Note (“Note”) issued by the Company to the Holder under the Agreement, up to $500,000.

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1.            Term. The term of this Warrant Certificate shall commence on the Original Issue Date and shall expire at 6:00 p.m., Eastern Time, on the fifth anniversary of the Original Issue Date (such period being the “Term”).

2.            Method of Exercise; Payment; Issuance of New Warrant Certificate; Transfer and Exchange.

(a)          Time of Exercise. The purchase rights represented by this Warrant Certificate may be exercised at any time during the Term.

(b)          Method of Exercise. Each Warrant shall entitle the Holder to purchase one share of common stock of the Issuer at the Warrant Price. The Holder hereof may exercise the Warrants, in whole or in part, by the surrender of the Warrant Certificate (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which the Warrant Certificate is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Issuer.

(c)          The Holder may, at its election exercised in its sole discretion, exercise this Warrant and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Warrant Price for the Warrant Shares specified in this Warrant, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Price of the Common Stock on the trading day immediately preceding the date of the notification by the Holder to the Company of a Cashless Exercise.

C= the Warrant Price then in effect at the time of such exercise.

(d)          Issuance of Stock Certificates. In the event of any exercise of the Warrants in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time

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(e)          Transferability of Warrant. Subject to Section 2(f) hereof, the Warrants may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, the Warrants may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached here to) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant Certificate is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant Certificate except as to the number of shares of Warrant Stock issuable pursuant thereto.

(f)          Compliance with Securities Laws.

(i)          The Holder of this Warrant Certificate, by acceptance hereof, acknowledges that the Warrants and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and agrees that the Holder will not acquire the Warrant Stock, offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)         This Warrant Certificate and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT CERTIFICATE, THE WARRANTS, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(g)          Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Warrant Stock.

(h)          Beneficial Ownership Restrictions. In no event shall the Holder be entitled to exercise any portion of this Warrant if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the Holder would like to waive this Section 2(h) with regard to any or all shares of Common Stock issuable upon conversion or exercise of this Warrant, this Section 2(h) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

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3.            Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 3. The Issuer shall give the Holder notice of any event described below that requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 4.

(a)          Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)          In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (A) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (B) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (C) transfer all or substantially all of its properties or assets to any other Person, or (D) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant Certificate so that, upon the basis and the terms and in the manner provided in this Warrant Certificate the Holder of this Warrant Certificate shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent the Warrants are not exercised prior to such Triggering Event, to receive at the Warrant Price as adjusted to take into account the consummation of such Triggering Event, in lieu of the Warrant Stock issuable upon such exercise of the Warrants prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant Certificate immediately prior thereto subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 3. Upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the amount of issuable Securities, cash or property issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted amount of Securities, cash or property and the adjusted Warrant Price pursuant to the terms and provisions of this Section 3(a)(i).

(b)          Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i)          make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)         subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)        combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (A) the number of shares of Warrant Stock for which this Warrant Certificate is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Warrant Stock which a record holder of the same number of shares of Warrant Stock for which this Warrant Certificate is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Warrant Price then in effect shall be adjusted to equal (1) the Warrant Price then in effect multiplied by the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares of Warrant Stock for which this Warrant is exercisable immediately after such adjustment.

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4.            Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number is adjusted pursuant to Section 3 hereof (for purposes of this Section 4, each an “Adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the Adjustment, the amount of the Adjustment, the method by which such Adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such Adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant Certificate promptly after each Adjustment.

5.            Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

6.            Definitions. For the purposes of this Warrant Certificate, the following terms have the following meanings:

“Advances” shall have the meaning ascribed to it in the Note.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Closing Price” means, on any particular date, (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market, or (b) if there is no such price on such date, the closing bid price on the Trading Market on the date nearest preceding such date, or (c) if the Common Stock is not then listed or quoted for the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not publicly traded, the fair market value of a share of Common Stock as determined by a qualified, independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder.

“Common Stock” means the common stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Issuer” means Flux Power Holdings, Inc., a Nevada corporation, and its successors.

“Original Issue Date” means date set forth on face of this Warrant Certificate.

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“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Securities” means any debt or equity securities of any Person, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Term” has the meaning specified in Section 1 hereof.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant Certificate, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issued or issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

7.            Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant Certificate may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Holder.

8.            Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant Certificate shall not be interpreted or construed with any presumption against the party causing this Warrant Certificate to be drafted.

9.           Notices. All notices and other communications given or made pursuant to this Warrant Certificate shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address indicated for such party in the Purchase Agreement, or at such other address as such party may designate by 10 days advance written notice to the other party given in the foregoing manner.

10.           Successors and Assigns. This Warrant Certificate and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or holder of Warrant Stock.

11.           Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant Certificate, but this Warrant Certificate shall be construed as if such unenforceable provision had never been contained herein.

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12.           Titles and Subtitles. The titles and subtitles used in this Warrant Certificate are used for convenience only and are not to be considered in construing or interpreting this Warrant Certificate.

13.           Force Majeure. Neither party shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the Issuer has executed this Warrant Certificate as of the day and year first above written.

FLUX POWER HOLDINGS, INC.

	By:	/s/ Ronald Dutt
Name: Ronald Dutt
Title: Chief Executive Officer and Interim Chief Financial Officer

Acknowledged and Agreed Upon By:

“Holder”

/s/ Leon Frenkel
Leon Frenkel

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EXERCISE FORM
WARRANT
FLUX POWER HOLDINGS, INC.

The undersigned __________________, pursuant to the provisions of the within Warrant Certificate (the “Warrant”), hereby elects to exercise __________________ warrants to purchase __________ shares of Common Stock of Flux Power Holdings, Inc. covered by the Warrant.

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

Holder represents and warrants that Holder is acquiring the Warrant Stock pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

The undersigned intends that payment of the Warrant Price shall be made as a cash exercise.

Dated:	Signature

Print
Name
Address

ASSIGNMENT

FOR VALUE RECEIVED,   hereby sells, assigns and transfers unto _____, ____ warrants under Warrant Certificate No. ____ and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant Certificate No. W- _____ cancelled (or transferred or exchanged) this _____ day of ________________, ________________ shares of Common Stock issued therefor in the name of ________________ , Warrant No. W-________________ issued for ________________ shares of Common Stock in the name of ________________.

EXHIBIT C

SECURITY AGREEMENT

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of October 2, 2014, by and among Flux Power Holdings, Inc., a Nevada corporation (“Flux Power Holdings”), Flux Power, Inc., a California corporation and wholly-owned subsidiary of Flux Power Holdings (“Flux Power” and together with Flux Power Holdings referred to herein collectively, as the “Company”) and the secured party’s signatory hereto and its respective endorsees, transferees and assigns ( the “Secured Party”).

WITNESSETH:

WHEREAS, the Flux Power Holdings has agreed to issue to the Secured Party and the Secured Party has agreed to advance funds to Flux Power Holdings from time to time pursuant to the terms of 8% Secured Convertible Promissory Note, due September 19, 2016 (the “Note”), which is convertible into shares of the Company’s Common Stock (the “Common Stock”) and guaranteed by Flux Power; and

WHEREAS, in order to induce the Secured Party to advance such funds under the Note , the Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a first priority security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of Flux Power Holdings’ obligations under the Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)          “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i)          All Goods of the Company, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto (collectively, the “Equipment”); and

(ii)         All Inventory of the Company; and

(iii)        All of the Company’s contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the “General Intangibles”); and

(iv)        All Receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

(v)         All of the Company’s documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

(vi)        All intellectual property, including but not limited to the following:

(1)         Software Intellectual Property:

a.           all software programs (including all source code, object code and all related applications and data files), whether now owned, upgraded, enhanced, licensed or leased or hereafter acquired by the Company, above;

b.           all computers and electronic data processing hardware and firmware associated therewith;

c.           all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding clauses (a) and (b); and

d.           all rights with respect to all of the foregoing, including, without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions, or model conversions of any of the foregoing.

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(2)         Copyrights:

a.           all copyrights, registrations and applications for registration, issued or filed, including any reissues, extensions or renewals thereof, by or with the United States Copyright Office or any similar office or agency of the United States, any state thereof, or any other country or political subdivision thereof, or otherwise, including, all rights in and to the material constituting the subject matter thereof;

b.           any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws or any law of any State.

(3)         Copyright License:

a.           any agreement, written or oral, providing for a grant by the Company of any right in any Copyright.

(4)         Patents:

a.           all letters patent of the United States or any other country or any political subdivision thereof, and all reissues and extensions thereof;

b.           all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country or any political subdivision.

(5)         Patent License:

a.           all agreements, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent.

(6)         Trademarks:

a.           all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof;

b.           all reissues, extensions or renewals thereof.

(7)         Trademark License:

a.           any agreement, written or oral, providing for the grant by the Company of any right to use any Trademark.

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(8)         Trade Secrets:

a.           common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Company (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

(b)          “Company” shall mean, collectively, Flux Power Holdings, Inc. and Flux Power, Inc.

(c)          “Obligations” means all of the Company’s obligations under this Agreement, the Guaranty, the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(d)          “Permitted Liens” shall mean (a) liens for taxes not yet delinquent or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (c) liens securing obligations under a capital lease if such liens do not extend to property other than the property leased under such capital lease; (d) liens upon any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and (e) leases or subleases and licenses or sublicenses granted in the ordinary course of the Company’s business.

(e)          “UCC” means the Uniform Commercial Code, as currently in effect in the State of California.

2.          Grant of Security Interest. As an inducement for the Secured Party to purchase the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”); provided, however, the Secured Party has agreed that the first priority security interest granted pursuant to this Section 2 shall be subordinate to Permitted Liens.

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3.          Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a)          The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(b)          The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located other than the Company’s main facility listed in Section 13 of this Agreement;

(c)          Except for the prior security interest granted to Esenjay Investments, LLC (“Esenjay”), the Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. Except for the prior security interest granted to Esenjay, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement). Esenjay, which holds a senior security interest in the Company’s assets, has agreed to subordinated its interest to the interests of the Secured Party.

(d)          No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)          The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth in Section 13 and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first priority liens in the Collateral.

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(f)          This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral. Except for the filing of financing statements on Form-1 under the UCC, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(g)          Promptly upon execution of this Agreement, the Company will deliver to the Secured Party one or more executed UCC financing statements on Form UCC-1 in the jurisdiction of Nevada, California and in such other jurisdictions as may be requested by the Secured Party.

(h)          The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

(i)          The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(j)          The Company will not transfer, pledge, hypothecate, encumber, license (except for any Collateral disposed of in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

(k)          The Company shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(l)          The Company shall, within twenty (20) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

(m)          The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

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(n)          The Company shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

(o)          The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(p)          The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(q)          All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

4.          Defaults. The following events shall be “Events of Default”:

(a)          The occurrence of an Event of Default (as defined in the Note) under the Note;

(b)          Any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made;

(c)          The failure by the Company to observe or perform any of its obligations hereunder for ten (10) days after receipt by the Company of notice of such failure from the Secured Party; and

5.          Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

6.          Rights and Remedies Upon Default. Upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Party shall have the following rights and powers:

(a)          The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Company’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

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(b)          The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

7.          Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

8.          Costs and Expenses.         The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

9.          Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Note shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

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10.         Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c)  any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11.         Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

12.         Power of Attorney; Further Assurances.

(a)          The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Note and the Warrants, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

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(b)          On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

(c)          The Company hereby irrevocably appoints the Secured Party as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, for the sole purpose of taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing of one or more financing or continuation statements, relative to any of the Collateral without the signature of the Company where permitted by law.

13.         Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Company:	Flux Power Holdings, Inc. and Flux Power, Inc.
985 Poinsettia Avenue, Suite A
Vista, CA 92081
Telephone: 877-505-3589
Facsimile: (760) 741-3535

If to the Secured Party:	Leon Frenkel
401 E. City Avenue, Suite 528
Bala Cynwyd, PA 19004
Facsimile: (610) 668-1919

14.         Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

15.         Miscellaneous.

(a)          No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)          All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)          This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

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(d)          In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)          No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)          This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)          Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)          This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the Commonwealth of Pennsylvania in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any state court sitting in Philadelphia, Pennsylvania or any federal court located in the Commonwealth of Pennsylvania over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the Commonwealth of Pennsylvania and any objection to an action or proceeding in the Commonwealth of Pennsylvania on the basis of forum non conveniens.

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(i)          EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j)          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

COMPANY

FLUX POWER HOLDINGS, INC.

By:	/s/ Ron Dutt
Name: Ron Dutt
Title: Chief Executive Officer and Interim Chief Financial Officer

FLUX POWER, INC.

By:	/s/ Ron Dutt
Name: Ron Dutt
Title:Chief Executive Officer

SECURED PARTY

By:	/s/ Leon Frenkel
Leon Frenkel